UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2013

ICF International, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Executive Compensation Arrangements

The current U.S. federal government shutdown will potentially have widespread short-term and long-term consequences for the economy, federal government operations, and certain businesses. ICF International, Inc. (the “Company”) has both government and commercial clients; and approximately sixty percent (60%) of the Company’s revenue is derived from U.S. federal government contracts. In an effort to reduce Company expenses during this period, and in a gesture of support for and solidarity with Company staff who have been directly impacted by stop-work notices, the Company’s named executive officers have agreed to reduce their annual base salaries by twenty percent (20%), as provided below. Such salary reductions will remain in effect until the Company has clarity regarding the impact of the government shutdown on federal markets and its corresponding impact on the Company. The Company’s Compensation Committee supports management’s approach and has approved the below-indicated salary reductions, which went into effect on October 5, 2013.

			Salary Reduction
Name	Title	2013 Annual Base Salary	(%)	($)*	Annual Base Salary After Temporary Reduction*
		(a)	(b)	(c)	(a) – (c)
Sudhakar Kesavan	Chairman and Chief Executive Officer	$792,563	20%	$158,496	$634,067
John Wasson	President and Chief Operating Officer	$583,877	20%	$116,772	$467,105
James Morgan	Executive Vice President and Chief Financial Officer	$459,014	20%	$91,790	$367,224
Ellen Glover	Executive Vice President	$351,853	20%	$70,367	$281,486
Isabel Reiff	Executive Vice President	$320,819	20%	$64,147	$256,672

* Numbers are rounded pursuant to internal payroll practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: October 9, 2013	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chief Executive Officer